                                                             EXHIBIT 5(c)(iv)(C)

                AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")

                 --------------------------------------------
                 A Subsidiary of American General Corporation
                 --------------------------------------------

                                Houston, Texas

    COMPLETE AND RETURN TO:                                       WM Strategic
    Annuity Administration                                        Asset Manager
         P.O. Box 1401
    Houston, TX 77251-1401
        (800) 247-6584
Hearing Impaired: (888) 436-5257

                   --DOLLAR COST AVERAGING ENROLLMENT FORM--

------------------------------------------------------------------------------------------------------------------------------------
SECTION I: ENROLLMENT                                          |  TO INITIATE A SPECIAL DOLLAR COST AVERAGING PLAN:
                                                               |    FOR NEW CONTRACTS:
Please transfer entire amount allocated to the 1-Year          |
Guarantee Period in equal monthly amounts over the period      |     . Select your initial allocations in Section 6 of the
indicated below:                                               |       WM Strategic Asset Manager Variable Annuity Application
                                                               |       (L8908), allocating the desired percentage to the 1-Year
[ ] 6 MONTHS  - 6-Month Dollar Cost Avg (DCA) OR               |       Guarantee Period.
[ ] 12 MONTHS - 12-Month Dollar Cost Avg (DCA)                 |
                                                               |       (Minimum allocation to the 1-Year Guarantee Period is $5,000)
Balances in the 1-Year Guarantee Period that are subject to    |
the Special Dollar Cost Averaging Plan, pursuant to this       |     . In lieu of Section 7 of the Application, complete this
service form, will earn interest at the rate of __%, which     |       service form to begin a Special Dollar Cost Averaging Plan
represents an increase of __% over the 1-Year Guarantee        |       from the 1-Year Guarantee Period.
Period interest rate offered.                                  |
-------------------------------------------------------------- |     . Submit this service form with your Application.
SECTION II: INVESTMENT ALLOCATIONS                             |
                                                               |    FOR EXISTING CONTRACTS--CONTRACT # VA______________________:
Please apply the monthly transfer to the Division(s) as        |
indicated below:                                               |     . Complete this service form and submit it with an additional
(Use only whole percentages. Total allocation must equal 100%.)|       purchase payment.
WM VARIABLE TRUST - The available variable divisions are       |
funded by the following Series.                                |     . The entire additional payment will be applied toward the
                                                               |       1-Year Guarantee Period and transferred into the specified
  Strategic Growth Portfolio (60)         _________________%   |       Division(s) as indicated in Section II.
  Conservative Growth Portfolio (61)      _________________%   |
  Balanced Portfolio (62)                 _________________%   |     . Additional payments may not be invested into the Special
  Flexible Income Portfolio (63)          _________________%   |       Dollar Cost Averaging Plan while an existing Special Dollar
  Income Portfolio (64)                   _________________%   |       Cost Averaging Plan or any other dollar cost averaging
  Bond & Stock Fund (66)                  _________________%   |       plan is active.
  Growth & Income Fund (71)               _________________%   |
  Growth Fund of the Northwest (67)       _________________%   |
  Growth Fund (72)                        _________________%   |
  Mid Cap Stock Fund (75)                 _________________%   |
  Small Cap Stock Fund (73)               _________________%   |
  International Growth Fund (74)          _________________%   |
  Short Term Income Fund (68)             _________________%   |
  U.S. Government Securities Fund (69)    _________________%   |
  Income Fund (70)                        _________________%   |
  Money Market Fund (65)                  _________________%   |
Other______________________               _________________%   |
                                                               |
NOTE: ALL MONEY ALLOCATED WILL BE TRANSFERRED IN EQUAL         |
MONTHLY AMOUNTS OVER A 6-MONTH OR 12-MONTH PERIOD, BEGINNING   |
30 DAYS AFTER THE REQUEST DATE. THE FINAL AMOUNT TRANSFERRED   |
WILL INCLUDE ALL OF THE REMAINING BALANCE.                     |
------------------------------------------------------------------------------------------------------------------------------------
SECTION III:  SIGNATURES

 Your signature below indicates you have received a WM Strategic Asset Manager prospectus and authorizes your request to begin the
 Special Dollar Cost Averaging Plan. All transactions will be confirmed. Please review the information on your confirmation statements carefully. All errors or corrections must be reported to American General Life Insurance Company ("AGL") immediately to assure proper crediting. AGL will assume all transactions are accurate unless notified within 30 days.

 You may elect to terminate your Special Dollar Cost Averaging Plan by calling or writing AGL. The termination will become effective prior to the next transfer following such notification. Upon termination, you will no longer receive the increased interest rate.
 AGL may delay processing any additional transfer or liquidation request if received on the date of a scheduled Special Dollar Cost
 Averaging Plan transfer. In addition, AGL reserves the right to discontinue, modify, or amend this offer at any time. Any changes made to this offer will not affect Contract Owners currently participating in a Special Dollar Cost Averaging Plan.

_______________________________________________________________     _______________________________________________________________
                  SIGNATURE OF OWNER                                             SOCIAL SECURITY NUMBER OF OWNER

_______________________________________________________________     _______________________________________________________________
                   PRINT OWNER NAME                                            SIGNATURE OF JOINT OWNER (IF APPLICABLE)

_______________________________________________________________     _______________________________________________________________
PHONE                                                      DATE                       PRINT LICENSED AGENT NAME

___________________________________________________________________________________________________________________________________
L 8966-1SAM 0400